Exhibit 10.32

LITIGATION SETTLEMENT AGREEMENT

This Litigation Settlement Agreement (“Agreement”) is entered into effective as of April 4, 2003 (“Effective Date”), by and among:

Rita Medical Systems, Inc. (“RITA”), a Delaware corporation, on the one hand, and

RadioTherapeutics Corporation (“RTC”), a California corporation, Boston Scientific Corporation (“BSC”), a Delaware corporation, Scimed Life Systems, Inc. (“Scimed”), a Minnesota corporation, The Board of Regents of the University of Nebraska (“Board of Regents”), a Nebraska corporation, UneMed Corporation (“UneMed”), a Nebraska corporation, (together, the Board of Regents and UneMed are referred to as “Nebraska”), University of Kansas d/b/a University of Kansas Medical Center (“KUMC”), a Kansas state educational institution and University of Kansas Medical Center Research Institute, Inc. (“KUMCRI”), a Kansas corporation, (together, KUMC and KUMCRI are referred to as “Kansas”) (collectively, Nebraska and Kansas are referred to as the “Universities”), on the other hand;

(each of RITA, RTC, BSC, Scimed, Nebraska and Kansas are referred to as a “Party” and collectively as the “Parties”).

RECITALS

A. There is pending in the United States District Court for the Northern District of California Civil Action No. C01-03267, in which RITA is the plaintiff and

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RTC is the defendant, for infringement of United States Patent Nos. 6,071,280, 5,935,123, 5,728,143, 5,683,384, 5,672,174 and 5,672,173 owned by RITA.

B. There is also pending in the United States District Court for the Northern District of California Civil Action No. C02-01745, in which RTC, Scimed and Nebraska are the plaintiffs and RITA is the defendant, for infringement of United States Patent Nos. 5,855,576 and 6,454,765 owned by the Board of Regents, exclusively licensed to UneMed and exclusively sublicensed to RTC, and United States Patent No. 5,584,872 owned by Scimed.

C. There is also pending in the United States District Court for the Northern District of California Civil Action No. C02-03270, in which BSC and Kansas are the plaintiffs and RITA is the defendant, for infringement of United States Patent No. Re. 35,330 owned by KUMC and exclusively (within limited fields of use) licensed to BSC.

D. There is also pending in the United States District Court for the Northern District of California Civil Action No. C02-5005, in which RTC and Nebraska are the plaintiffs and RITA is the defendant, for patent interference.

E. There is also pending in Europe a certain appeal proceeding bearing Case No. T0700/02-322 (the “European Appeal”) against the Decision of the Opposition Division of the European Patent Office dated April 17, 2002 in Opposition Proceedings Re European Patent No. EP 0 777 445 B1, formerly European Patent Application

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No. 95928379.7-2305, in which RTC is the opponent and RITA is the applicant (the “Opposition”).

F. It is the desire and intention of the Parties to avoid the risks and expenses of further litigation of the Actions (as defined herein), to avoid disputes between themselves and to settle the rights, claims and demands between them relating to the subject matter of the Actions, without any admissions whatsoever by any Party, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained here, the Parties agree as follows:

1. DEFINITIONS

1.1 “Actions” shall mean, collectively, the pending actions and the European Appeal and Opposition as described in Recitals A through E of this Agreement.

1.2 “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, that Person, provided however, that in each case any such other Person shall be considered to be an Affiliate only during the time during which such control exists. For purposes of this definition, “control”, including, with correlative meaning, the terms “controlled by” and “under common control with”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct and/or cause the direction of the

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management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 “Claim” shall mean an issued patent claim which has not expired and which has not been disclaimed, canceled or finally held invalid or unenforceable by a court of competent jurisdiction from which no further appeal is possible or has been taken within the time period provided under applicable law for such an appeal. If an issued patent claim has been finally held unenforceable as provided in the immediately preceding sentence, but thereafter the unenforceability thereof is purged such that under applicable law it again becomes enforceable, such patent claim shall thereafter be a Claim for purposes of the immediately preceding sentence.

1.4 “Existing Products” shall mean Products offered for sale or sold in the Field by an Original Party as of the Effective Date.

1.5 “Field” shall mean Products and Methods used to ablate tumors with radio frequency (RF) electrical energy.

1.6 “Future Products” shall mean Products, other than Existing Products, offered for sale or sold in the Field after the Effective Date.

1.7 “Gastro-Intestinal Tract” shall mean the body passage beginning at the esophagus and including, but not limited to, the stomach, the small and large intestines and the rectum, through which food taken into the body is digested.

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1.8 “Head and Neck Region” shall mean the interior and exterior regions of the body located above the esophagus, including, but not limited to, the soft palate, uvula, tonsils, the nasal turbinates and facial tissue.

1.9 “LaFontaine Patent Portfolio” shall mean and include all of the issued and unexpired United States patents listed in Exhibit A, as well as all United States and foreign patents that have issued or may hereafter issue on applications which claim the benefit of the priority filing date(s) of any such patents.

1.10 “LeVeen Everting Electrode Claims” shall mean those Claims of any patents within the LeVeen Patent Portfolio which require for infringement an everting, RF emitting electrode, or its use.

1.11 “LeVeen Patent Portfolio” shall mean and include all of the issued and unexpired United States patents listed in Exhibit B, as well as all United States and foreign patents that have issued or may hereafter issue on applications which claim the benefit of the priority filing date(s) of any such patents.

1.12 “Licensed Territories” shall mean the United States and all foreign countries worldwide where a Claim of the subject Patent Portfolio has issued or does issue.

1.13 “Malone Patent Portfolio” shall mean and include all of the issued and unexpired United States patents listed in Exhibit C, as well as all United States and

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foreign patents that have issued or may hereafter issue on applications which claim the benefit of the priority filing date(s) of any such patents.

1.14 “Method” shall mean any process or method.

1.15 “Net Sales” shall mean the aggregate amount of net sales recorded by the applicable Party (and its Affiliates) from sales of applicable Products in accordance with generally accepted accounting principles, consistently applied by such Party across all similar product lines, in connection with the preparation of such Party’s financial statements, as publicly-reported.

1.16 “New Patents” shall mean and include any and all United States and foreign patents and patent applications (i) having an earliest priority filing date after the Effective Date of this Agreement; (ii) that are acquired or licensed by a Party, or any of its respective Affiliates, from a Third Person after the Effective Date of this Agreement; or (iii) that are owned, licensed or controlled, prior to the date of the subject acquisition, by a Third Person that acquires, whether by merger, purchase of assets, operation of law or in any other manner, any of RITA, RTC, Scimed, BSC, or any of their respective Affiliates, after the Effective Date of this Agreement.

1.17 “Original Party” shall mean each of RITA, RTC, BSC, Scimed, Nebraska and Kansas and “Original Parties” shall mean all of those Parties, collectively. For the avoidance of doubt, Affiliates, permitted successors and permitted assigns of the Original Parties to this Agreement are not, and shall not be deemed to be, Original Parties.

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1.18 “Patent Portfolio” shall mean, as applicable, the LeVeen Patent Portfolio, the RTC RF Ablation Patent Portfolio, the Malone Patent Portfolio, the LaFontaine Patent Portfolio, the RITA Patent Portfolio or the RITA Infusion Claims, as the context may require.

1.19 “Person” shall mean an individual or any legally recognized entity, including any corporation, partnership, limited partnership, limited liability company, association or trust.

1.20 “Product” shall mean any system, apparatus or component thereof.

1.21 “Regulatory Authority” shall mean the U.S. Food and Drug Administration and any equivalent national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental or quasi-governmental entity outside of the United States.

1.22 “Reserved Areas” shall mean any Product which, in the absence of a right or license, would infringe one or more of the Claims of any patent within the Malone Patent Portfolio and that is specially made or adapted for use, or the use of such Product, in the following anatomical fields of use: (i) the Head and Neck Regions; (ii) the Gastro-Intestinal Tract; (iii) the Spine; and/or (iv) cardiovascular applications.

1.23 “RITA Infusion Claims” shall mean those Claims of any patents within the RITA Patent Portfolio which require for infringement liquid infusion capability or the use of liquid infusion.

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1.24 “RITA Patent Portfolio” shall mean and include all United States patent applications and all issued and unexpired United States patents owned or controlled by RITA as of the Effective Date or as to which RITA has the right to grant licenses or sub-licenses as of the Effective Date, including, without limitation, those United States patent applications and patents listed in Exhibit D, as well as all United States and foreign patents that have issued or may hereafter issue on applications which claim the benefit of the priority filing date(s) of any such patent applications and patents.

1.25 “RITA Temperature Sensor Claims” shall mean those Claims of any patents within the RITA Patent Portfolio which require for infringement at least one temperature-sensing device integrally located on an ablation device, or the use of such ablation device.

1.26 “RTC Impedance Display Claims” shall mean those Claims of any patents within the RTC RF Ablation Patent Portfolio which require for infringement the display of impedance or the use of displayed impedance.

1.27 “RTC RF Ablation Patent Portfolio” shall mean and include all United States patent applications and all issued and unexpired United States patents owned or controlled by RTC as of the time of its acquisition by BSC or as to which RTC had the right as of such time to grant licenses or sub-licenses (excluding the LeVeen Patent Portfolio), including, without limitation, those United States patent applications and patents listed in Exhibit E, as well as all United States and foreign patents that have

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issued or may hereafter issue on applications which claim the benefit of the priority filing date(s) of any such patent applications and patents.

1.28 “Spine” shall mean the skeletal structures and structures in and above the vertebral column from the occipital region to the sacral region of the spine including the bony structures and associated soft tissue, but excluding the nasopharynx and non-spine structures.

1.29 “Sub-Field” shall mean tumor ablation within the Field directed to specific organs or regions of the body.

1.30 “Third Person” shall mean a Person other than the Parties or any of their respective Affiliates.

2. LICENSE GRANTS

2.1 License Grant to RITA under LeVeen Patent Portfolio. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.2, and in consideration of the payment of license fees to Nebraska in accordance with Section 3.1, each of Nebraska and RTC hereby grants to RITA and RITA’s Affiliates, under the LeVeen Patent Portfolio, but excluding the LeVeen Everting Electrode Claims, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell, sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for the license granted herein, would infringe one or more of the Claims within the LeVeen

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Patent Portfolio, excluding the LeVeen Everting Electrode Claims. Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under RITA’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by RITA (or its Affiliates) for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s). Subject to Section 3.1, the foregoing license grant is fully paid and [***].

2.2 Limitations on License under LeVeen Patent Portfolio. Nothing in this Agreement shall be construed to grant RITA or its Affiliates the right to sublicense the LeVeen Patent Portfolio, or any of RITA’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. RITA, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Nebraska and RTC to RITA and its Affiliates are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict Nebraska’s and/or RTC’s rights to grant similar rights and licenses to one or more additional Persons within the Licensed Territories, or to exercise such rights themselves. RITA, on its own behalf and on behalf of its Affiliates, further acknowledges and agrees that the license granted under Section 2.1 does not include, and expressly excludes, the grant of any rights with respect to the LeVeen Everting Electrode Claims. Notwithstanding the foregoing, RITA shall be permitted to

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sell and otherwise make available, directly, or indirectly through distributors, solely for use in Japan, the existing inventory of Model 30 arrays as of the Effective Date (“Japan Inventory”). RITA acknowledges and agrees that the number of units comprising the Japan Inventory does not exceed six hundred (600) units.

2.3 License Grant to RITA under RTC RF Ablation Patent Portfolio. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.4, RTC hereby grants to RITA and RITA’s Affiliates, under the RTC RF Ablation Patent Portfolio, but excluding the RTC Impedance Display Claims, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell, sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for the license granted herein, would infringe one or more of the Claims within the RTC RF Ablation Patent Portfolio, excluding the RTC Impedance Display Claims. Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under RITA’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by RITA or its Affiliates for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s). The foregoing license grant is fully paid and [***].

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2.4 Limitations on License under RTC RF Ablation Patent Portfolio. Nothing in this Agreement shall be construed to grant RITA or its Affiliates the right to sublicense the RTC RF Ablation Patent Portfolio, or any of RITA’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. RITA, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by RTC to RITA and its Affiliates are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict RTC’s rights to grant similar rights and licenses to one or more additional Persons within the Licensed Territories, or to exercise such rights itself. RITA, on its own behalf and on behalf of its Affiliates, further acknowledges and agrees that the license granted under Section 2.3 does not include, and expressly excludes, the grant of any rights with respect to the RTC Impedance Display Claims. Notwithstanding the foregoing, RITA shall be permitted to make, have made, use, practice, import, offer to sell, sell and otherwise make available for use RITA’s Existing Products for a period of eighteen (18) months (as may be adjusted pursuant to Section 4.8) after the Effective Date subject to and in accordance with the terms and conditions of RITA’s covenants set forth in Section 4.8.

2.5 License Grant to RITA under Malone Patent Portfolio. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.6, and in consideration of the payment of license fees to Kansas in accordance with Section 3.1, each of Kansas and BSC hereby grants to RITA and RITA’s Affiliates, under the Malone Patent Portfolio, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell,

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sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for the license granted herein, would infringe one or more of the Claims within the Malone Patent Portfolio, but excluding any Products within the Reserved Areas. Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under RITA’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by RITA or its Affiliates for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s). Subject to Section 3.1, the foregoing license grant is fully paid and [***].

2.6 Limitations on License under Malone Patent Portfolio. Nothing in this Agreement shall be construed to grant RITA or its Affiliates the right to sublicense the Malone Patent Portfolio, or any of RITA’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. RITA, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Kansas and BSC to RITA and its Affiliates are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict Kansas’ and/or BSC’s rights to grant similar rights and licenses to one or more additional Persons within the Licensed Territories, or to exercise such rights themselves. RITA, on its own behalf and on behalf of its Affiliates, further

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acknowledges and agrees that the license granted under Section 2.5 does not include, and expressly excludes, the grant of any rights with respect to Products within the Reserved Areas.

2.7 License Grant to RITA under LaFontaine Patent Portfolio. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.8, Scimed hereby grants to RITA and RITA’s Affiliates, under the LaFontaine Patent Portfolio, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell, sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for the license granted herein, would infringe one or more of the Claims within the LaFontaine Patent Portfolio. Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under RITA’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by RITA or its Affiliates for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s). The foregoing license grant is fully paid and [***].

2.8 Limitations on License under LaFontaine Patent Portfolio. Nothing in this Agreement shall be construed to grant RITA or its Affiliates the right to sublicense

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the LaFontaine Patent Portfolio, or any of RITA’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. RITA, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Scimed to RITA and its Affiliates are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict Scimed’s rights to grant similar rights and licenses to one or more additional Persons within the Licensed Territories, or to exercise such rights itself.

2.9 License Grant to BSC under the RITA Patent Portfolio. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.10, RITA hereby grants to BSC and BSC’s Affiliates, under the RITA Patent Portfolio, but excluding the RITA Infusion Claims and RITA Temperature Sensor Claims, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell, sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for the license granted herein, would infringe one or more of the Claims within the RITA Patent Portfolio, excluding the RITA Infusion Claims or the RITA Temperature Sensor Claims. Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under BSC’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made

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available for use to any Third Person by BSC or its Affiliates for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s). The foregoing license grant is fully paid and [***].

2.10 Limitations on Licenses under RITA Patent Portfolio. Nothing in this Agreement shall be construed to grant BSC or its Affiliates, the right to sublicense the RITA Patent Portfolio, or any of BSC’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. BSC, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by RITA to BSC and its Affiliates under the RITA Patent Portfolio are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict RITA’s rights to grant similar rights and licenses to one or more additional Persons within the Licensed Territories, or to exercise such rights itself. BSC, on its own behalf and on behalf of its Affiliates, further acknowledges and agrees that the licenses granted under Section 2.9 do not include, and expressly exclude, the grant of any rights with respect to the RITA Infusion Claims or the RITA Temperature Sensor Claims.

2.11 License Grant to BSC under the RITA Infusion Claims. Subject to the terms and conditions of this Agreement, including, without limitation, the limitations set forth in Section 2.12, and in consideration of the payment of royalties by BSC to RITA in accordance with Section 3.3, RITA hereby grants to BSC and BSC’s Affiliates, under the RITA Infusion Claims, a non-exclusive license throughout the Licensed Territories in the Field to make, have made, use, practice, import, offer to sell, sell and otherwise dispose of or make available for use, directly or indirectly, Products and Methods which, but for

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the license granted herein, would infringe any one or more of the RITA Infusion Claims. Notwithstanding any other provision of this Agreement:

(a) the foregoing license extends only to such Products and Methods as are offered for sale, sold and otherwise disposed of or made available for use under BSC’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by BSC or its Affiliates for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s); and

(b) BSC, on behalf of itself and its Affiliates, hereby covenants and agrees not to market, offer for sale or sell any Products or Methods that, absent the foregoing license, would infringe the RITA Infusion Claims, until eighteen (18) months after the Effective Date.

2.12 Limitations on Licenses under RITA Infusion Claims. Nothing in this Agreement shall be construed to grant BSC or its Affiliates the right to sublicense the RITA Infusion Claims, or any of BSC’s (or its Affiliates’) license rights hereunder, and any such sublicensing is strictly prohibited. BSC, on its own behalf and on behalf of its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by RITA to BSC and its Affiliates under the RITA Infusion Claims are non-exclusive, and (ii) nothing in this Agreement shall limit or restrict RITA’s rights to grant similar rights and licenses to

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one or more additional Persons within the Licensed Territories, or to exercise such rights itself.

2.13 No Licenses under New Patents. Each Party hereby acknowledges and agrees that no right or license is granted to such Party under or in relation to this Agreement, whether expressly, by implication, estoppel or otherwise, by any other Party in regard to any New Patents of such other Party.

2.14 Third Party IP Sublicenses Optional. To the extent sublicenses to intellectual property rights granted by any third party license are made available to RITA (and RITA’s Affiliates) under Section 2.3 or to BSC (and BSC’s Affiliates) (individually, each a “Sublicensee Party”) under Section 2.9, such sublicenses shall be optional at the sole discretion of the respective Sublicensee Party, will be limited to the terms of such third party license to the extent of the licenses granted hereunder, and such Sublicensee Party shall pay any fees, royalties or other charges, of which it is made aware in a timely manner, resulting from such Party’s exercise of the sublicense rights granted herein. For avoidance of doubt, RITA (and its Affiliates) and BSC (and its Affiliates) shall have the option to decline to include in the license granted to it herein any third party sublicense for which it does not want to pay the applicable fees, royalties or other charges or abide by other terms or limitations applicable to sublicensees of such third party sublicense. With respect to any third party rights sublicensed hereunder, if the Sublicensee Party materially breaches its obligation to pay any applicable fees, royalties or other charges or to abide by other terms or limitations applicable to it as a Sublicensee Party (of which it has been made aware in advance) as described above, the respective sublicense granted

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herein may be terminated only with respect to such third party license (for which such obligations have been breached) upon sixty (60) days written notice, unless such breach is cured within the notice period.

3. PAYMENT

3.1 License Fee. The Parties enter into this Agreement, and grant the license rights set forth herein, for and in consideration of, among other things, the payment by RITA to the Universities of the aggregate sum of Two Million, Six Hundred Fifty Thousand Dollars (US$2,650,000), as a one-time fully paid up license fee and royalty in respect of the LeVeen Patent Portfolio and the Malone Patent Portfolio. This sum shall be paid by RITA to Nebraska and Kansas by wire transfers in immediately available funds in the sums of US$1,325,000 and US$1,325,000 payable in accordance with the instructions set forth on Exhibit F within fourteen (14) days after the Effective Date of this Agreement.

3.2 Acknowledgement. Each of the Universities, RTC and BSC hereby acknowledges and agrees that the payment by RITA to the Universities in accordance with Section 3.1 satisfies and fully discharges any and all liability on the part of either RTC or BSC pursuant to any royalty or other payment obligations under any respective license or sub-license agreements between Nebraska and RTC and/or Kansas and BSC to pay any amount to either of the Universities as a consequence of the licenses granted to RITA under Sections 2.1 and 2.5.

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3.3 Potential Royalties Regarding RITA Infusion Claims. In consideration of the license grants set forth in Section 2.11 with respect to the RITA Infusion Claims, subject to the terms and conditions of this Agreement, from the Effective Date of this Agreement until the expiration of the last to expire of the RITA Infusion Claims, BSC shall pay to RITA a royalty equal to [***] of the Net Sales in the Licensed Territories by or on behalf of BSC or its Affiliates to Third Persons of tumor ablation probes utilizing infusion which, but for the license granted herein, would infringe any one or more of the RITA Infusion Claims issued in the Licensed Territories.

3.4 Statements and Payments. BSC, on behalf of itself and its Affiliates, shall deliver a quarterly statement to RITA indicating the royalty payments due to RITA in respect of each calendar quarter accompanied by payment of the applicable royalty due. Each quarterly statement shall state the Net Sales in the Licensed Territories of tumor ablation probes utilizing infusion which, but for the license granted herein, would infringe any one or more of the RITA Infusion Claims issued in the Licensed Territories, by BSC and its Affiliates to Third Persons for such calendar quarter. The first such statement shall be due prior to the expiration of sixty (60) days after the close of the first calendar quarter following the first sale of such a tumor ablation probe to a Third Person in the Licensed Territories by BSC or any of its Affiliates. Subsequent statements shall be due prior to the expiration of sixty (60) days following the close of each subsequent calendar quarter thereafter. Each such statement shall clearly state in reasonable detail the basis for calculating the royalty due to RITA during the applicable calendar quarter.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

3.5 Audits. BSC, on behalf of itself and its Affiliates, agrees to keep, in accordance with its usual and customary practice and as set forth below, books of account and records of Net Sales in the Licensed Territories of those tumor ablation probes which are subject to the royalty obligations of Section 3.3. BSC, on behalf of itself and its Affiliates, grants to RITA, at RITA’s expense, the right, exercisable no more than once during each calendar year, and subject to the execution of, and compliance with, a confidentiality agreement in form and substance reasonably satisfactory to BSC, to examine such books and records at the location of such books and records on prior written notice of at least ten (10) business days, insofar as they concern the sale of applicable royalty-bearing tumor ablation probes, for the purpose of verifying the amount of Net Sales in the Licensed Territories of such probes. Any such examination of books and records concerning the Net Sales of such probes shall be completed within fifteen (15) business days of the date on which access to such books and records is made available to RITA. Nothing in this Section 3.5 shall be deemed to require BSC or its Affiliates to keep any books of account or records other than those which BSC or its Affiliates maintains in the ordinary course of business in BSC’s or its Affiliates’ usual and customary practice, to retain any such books of account or records for any period in excess of the period for which BSC or its Affiliates’ retains such books and records in the ordinary course of business in BSC’s or its Affiliates’ usual and customary practice, or to provide access to any books and records of BSC or its Affiliates other than as specified herein.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

3.6 Nondisclosure. RITA shall hold the statements and reports described in Section 3.4 and any information acquired during any inspection and audit conducted in accordance with Section 3.5 in strict confidence and shall use such statements, reports and information solely for the purposes of (i) collecting any royalties due RITA, and/or (ii) complying with the terms and conditions of this Agreement. Nothing in this Section 3.6 shall be construed to preclude RITA from making any disclosures required by any governmental laws or regulations or by judicial process.

4. RELEASES AND COVENANTS NOT TO SUE; ADDITIONAL COVENANTS.

4.1 Release by BSC, RTC, Scimed, Nebraska and Kansas in Favor of RITA. Subject to the terms and conditions of this Agreement, each of BSC, RTC, Scimed, Nebraska and Kansas, for itself and for its respective Affiliates, and for all of its and their respective present and past officers, directors, shareholders, agents, employees, attorneys and legal representatives, and each of them, hereby releases, acquits, discharges and covenants not to sue RITA, its Affiliates and all of its and their respective present and past officers, directors, shareholders, agents, employees, suppliers, vendors, distributors, customers, attorneys and legal representatives, and each of them (collectively, the “RITA Releasees”), from or for:

(a) any claims, known or unknown, of infringement or violation of any of the LeVeen Patent Portfolio, the RTC RF Ablation Patent Portfolio, the Malone Patent Portfolio or the LaFontaine Patent Portfolio, arising from, relating to, based on or

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

otherwise concerning Products or Methods made, have made, used, practiced, imported, offered for sale, sold or otherwise disposed of or made available for use, directly or indirectly, by RITA or its Affiliates in the Field prior to the Effective Date; and

(b) any and all claims, demands, suits, damages, indebtedness, liabilities, actions and causes of action, whether known or unknown, whether legal, equitable or administrative that are or may be based in whole or in part on, or do or may arise out of, or may be related to or based on or in any way connected with the Actions, or the facts, events, circumstances, actions and transactions that are or could have been alleged in the Actions, or any matter referred to in the pleadings or any other papers filed or served in the Actions, excepting only the duties and obligations set forth in this Agreement.

4.2 Release by RITA in Favor of BSC. Subject to the terms and conditions of this Agreement, RITA, for itself and for its Affiliates and for all of its and their present and past officers, directors, shareholders, agents, employees, attorneys and legal representatives (collectively, “RITA Releasers”), hereby releases, acquits, discharges and covenants not to sue BSC, its Affiliates and all of its and their respective present and past officers, directors, shareholders, agents, employees, suppliers, vendors, distributors, customers, attorneys and legal representatives, and each of them (collectively, the “BSC Releasees”), from or for:

(a) any claims, known or unknown, of infringement or violation of the RITA Patent Portfolio arising from, relating to, based on or otherwise concerning

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Products or Methods made, have made, used, practiced, imported, offered for sale, sold or otherwise disposed of or made available for use, directly or indirectly, by BSC or its Affiliates in the Field prior to the Effective Date; and

(b) any and all claims, demands, suits, damages, indebtedness, liabilities, actions and causes of action, whether known or unknown, whether legal, equitable or administrative that are or may be based in whole or in part on, or do or may arise out of, or may be related to or based on or in any way connected with the Actions, or the facts, events, circumstances, actions and transactions that are or could have been alleged in the Actions, or any matter referred to in the pleadings or any other papers filed or served in the Actions, excepting only the duties and obligations set forth in this Agreement.

4.3 Release by RITA in Favor of Nebraska and Kansas. Subject to the terms and conditions of this Agreement, RITA, for itself and for the RITA Releasers, hereby releases, acquits, discharges and covenants not to sue Nebraska and Kansas, and their respective Affiliates, and all of their respective present and past officers, directors, shareholders, agents, employees, suppliers, vendors, distributors, customers, attorneys and legal representatives, and each of them, from or for:

(a) any claims, known or unknown, of infringement or violation of the RITA Patent Portfolio arising from, relating to, based on or otherwise concerning Products or Methods made, have made, used, practiced, imported, offered for sale, sold or otherwise disposed of or made available for use, directly or indirectly, by Nebraska and Kansas, and their respective Affiliates in the Field prior to the Effective Date; and

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

(b) any and all claims, demands, suits, damages, indebtedness, liabilities, actions and causes of action, whether known or unknown, whether legal, equitable or administrative that are or may be based in whole or in part on, or do or may arise out of, or may be related to or based on or in any way connected with the Actions, or the facts, events, circumstances, actions and transactions that are or could have been alleged in the Actions, or any matter referred to in the pleadings or any other papers filed or served in the Actions, excepting only the duties and obligations set forth in this Agreement.

4.4 Waiver. Each Party, for itself and for its respective Affiliates, expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, and under any statute of similar import or purpose of any other jurisdiction. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO

CLAIMS WHICH THE CREDITOR DOES NOT KNOW

OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME

OF EXECUTING THE RELEASE, WHICH IF KNOWN

BY HIM MUST HAVE MATERIALLY AFFECTED HIS

SETTLEMENT WITH THE DEBTOR.

4.5 Covenant Not to Sue by BSC, RTC and Scimed in Favor of RITA. Subject to the terms and conditions of this Agreement, each of BSC, RTC and Scimed, for itself and for its respective Affiliates, hereby covenants not to sue RITA, or any of the

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

RITA Releasees, for infringement of any Claims owned or controlled by BSC, RTC or Scimed, or their respective Affiliates, by:

(a) Existing Products of RITA or its Affiliates, or

(b) Future Products of RITA or its Affiliates;

provided, however, that the foregoing covenant not to sue with respect to Future Products of RITA or its Affiliates shall not apply to infringement of any Claim:

(i) within any New Patents of BSC, RTC or Scimed, or their respective Affiliates;

(ii) within the LeVeen Everting Electrode Claims;

(iii) within the RTC Impedance Display Claims; or

(iv) that requires for infringement any feature that is not substantially similar in all material aspects and application to an existing feature in an Existing Product of RITA or its Affiliates, or the use thereof.

By way of example, and not by way of limitation, the foregoing covenant not to sue with respect to Future Products of RITA or its Affiliates shall not apply to Products which, in the absence of a right or license, would infringe one or more Claims of BSC, RTC or Scimed (or their respective Affiliates) covering technologies (such as imaging or drug delivery) which are not substantially similar in all material aspects and application to a feature in an Existing Product of RITA or its Affiliates, regardless of whether or not

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

such Claims also require for infringement a feature that is substantially similar in all material aspects and application to a feature of an Existing Product of RITA or its Affiliates.

Notwithstanding any other provision of this Agreement, the foregoing covenant extends only to such Products as are offered for sale, sold and otherwise disposed of or made available for use under RITA’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by RITA (or its Affiliates) for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s).

4.6 Covenant Not to Sue by RITA in Favor of BSC. Subject to the terms and conditions of this Agreement, including the payment by BSC of BSC’s royalty obligations under Section 3.3, RITA, for itself and for its respective Affiliates, hereby covenants not to sue BSC, or any of the BSC Releasees, for infringement of any Claims owned or controlled by RITA, or its Affiliates, by:

(a) Existing Products of BSC or its Affiliates, or

(b) Future Products of BSC or its Affiliates;

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

provided, however, that the foregoing covenant not to sue with respect to Future Products of BSC or its Affiliates shall not apply to infringement of any Claim:

(i) within any New Patents of RITA, or its Affiliates;

(ii) within the RITA Temperature Sensor Claims; or

(iii) that requires for infringement any feature that is not substantially similar in all material aspects and application to an existing feature in an Existing Product of BSC or its Affiliates, or the use thereof.

Notwithstanding any other provision of this Agreement, the foregoing license extends only to such Products as are offered for sale, sold and otherwise disposed of or made available for use under BSC’s (or its Affiliates’) own trademarks, tradenames and/or label(s), which shall be the most prominent trademarks, tradenames and/or label(s) thereon, and does not extend, and shall not be construed to extend, to any Products, or parts or components thereof, offered for sale, sold or otherwise disposed of or made available for use to any Third Person by BSC (or its Affiliates) for resale or re-distribution by such Third Person solely under such Third Person’s own trademarks, tradenames and/or label(s).

4.7 Additional Covenants Relating to Malone Patent Portfolio. In the event, and solely to the extent, that any of BSC, RTC or RITA (or their respective Affiliates) (as applicable, the “Acquiring Party”) acquires any additional field-of-use license(s) after the Effective Date with respect to Products or Methods which, in the absence of a right or license, would infringe any Claim within the Malone Patent

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Portfolio that requires for infringement the use of RF electrical energy to ablate tumors, or the use of such Products or Methods to ablate tumors using RF electrical energy, in the following anatomical fields of use: (i) the Head and Neck Regions; (ii) the Gastro-Intestinal Tract; or (iii) the Spine, then the Acquiring Party, for itself and for its respective Affiliates, hereby covenants not to sue (A) if either BSC or RTC, or their respective Affiliates, is the Acquiring Party, RITA and the RITA Releasees, or (B) if RITA or its Affiliates is the Acquiring Party, each of BSC and RTC and the BSC Releasees, (in each case, as applicable, the “Other Party”), for infringement of the Acquiring Party’s rights under such additional field-of-use license(s) by:

(a) Existing Products of the Other Party or its Affiliates, or

(b) Future Products of the Other Party or its Affiliates;

provided, however, that the foregoing covenant not to sue with respect to Future Products of the Other Party or its Affiliates shall not apply to infringement of any Claim that requires for infringement any feature that is not substantially similar in all material aspects and application to an existing feature in an Existing Product of the Other Party or its Affiliates, or the use thereof.

4.8 Additional Covenant by RITA. In consideration for the licenses granted to RITA under this Agreement, the foregoing releases and covenants not to sue under this Section 4, and so as not to induce or contribute to infringement of the RTC Impedance Display Claims, effective from the Effective Date until the expiration of the last-to-expire

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

of the Claims within the RTC Impedance Display Claims, RITA, for itself and for its Affiliates, hereby covenants and agrees:

(a) not to knowingly promote or support through customer marketing efforts, either directly or through RITA’s agents or distributors, the use of impedance on or in the performance of RITA’s (or its Affiliates’) Products in the Field; and

(b) not to display impedance, in regard to the use of RITA’s (or its Affiliates’) Products made, have made, used, practiced, imported, offered for sale, sold or otherwise disposed of or made available for use in the Field, provided, however, that RITA (and its Affiliates) may: (i) at all times educate customers of RITA (or its Affiliates) on the use of RITA’s (or its Affiliates’) Products through non-promotional materials (such as directions for use, instructions for use and training materials, but not including brochures, sales aids, speeches, articles, reprints of articles or other marketing literature), (ii) notwithstanding the foregoing, distribute customer marketing literature promoting the use of impedance on Existing Products of RITA or its Affiliates for up to six (6) months after the Effective Date, and (iii) display impedance on any of the Existing Products of RITA or its Affiliates sold up to the eighteen (18) month anniversary of the Effective Date (the “Eighteen Month Window”), subject to additional time, on a country by country basis, as may be necessitated by appropriate regulatory approvals in such country, where required to comply with Section 4.8(b), which shall be diligently undertaken by RITA, provided further, in each country where RITA desires that the Eighteen Month window be subject to the foregoing adjustment and where any

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

regulatory approval is required in such country in connection with the foregoing, RITA will initiate regulatory efforts, including making any required submission to the appropriate Regulatory Authority in such country, necessary to comply with RITA’s obligations under this Section 4.8(b) within six (6) months after the Effective Date, and will use its commercially reasonable efforts to conclude the appropriate change(s) to the Existing Products of RITA and its Affiliates expeditiously and within eighteen (18) months after the Effective Date.

4.9 Additional Covenant by BSC. In consideration for the licenses granted under this Agreement, the foregoing releases and covenants not to sue under this Section 4, and so as not to induce or contribute to infringement of the RITA Temperature Sensor Claims, effective from the Effective Date until the expiration of the last-to-expire of the Claims within the RITA Temperature Sensor Claims, BSC, for itself and for its Affiliates, hereby covenants and agrees not to knowingly promote through customer marketing efforts, either directly or through BSC’s or its Affiliates’ agents or distributors, the use of temperature, nor to display temperature, in regard to the use of BSC’s (or its Affiliates’) Products made, have made, used, practiced, imported, offered for sale, sold or otherwise disposed of or made available for use in the Field after the Effective Date. The Parties acknowledge that as of the Effective Date, Existing Products of BSC or its Affiliates do not display the use of temperature.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

5. RESERVATIONS OF RIGHTS; PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT; ACKNOWLEDGEMENTS.

5.1 Reservation of Rights by RITA. Each of BSC, RTC, Scimed, Nebraska and Kansas hereby acknowledges and agrees that RITA is and shall remain the owner of all rights, title and interests in and to the RITA Patent Portfolio and the RITA Infusion Claims, and that no Party shall acquire any rights whatsoever in or to the RITA Patent Portfolio or the RITA Infusion Claims except as expressly provided in this Agreement. Further, no Party (other than RITA) shall utilize or practice under the RITA Patent Portfolio or the RITA Infusion Claims for any purpose whatsoever, except as expressly authorized herein. RITA reserves all rights and licenses to the RITA Patent Portfolio and the RITA Infusion Claims not expressly granted to any Party hereunder.

5.2 Reservation of Rights by Nebraska and RTC. RITA hereby acknowledges and agrees that Nebraska and RTC are and shall remain, respectively, the owner and exclusive sublicensee, of all rights, title and interests in and to the LeVeen Patent Portfolio, and RITA shall not acquire any rights whatsoever in or to the LeVeen Patent Portfolio except as expressly provided in this Agreement. Further, RITA shall not utilize the LeVeen Patent Portfolio for any purpose whatsoever, except as expressly authorized herein. Nebraska and RTC reserve all rights and licenses to the LeVeen Patent Portfolio not expressly granted to RITA hereunder.

5.3 Reservation of Rights by RTC. RITA hereby acknowledges and agrees that RTC is and shall remain the owner of all rights, title and interests in and to the RTC

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

RF Ablation Patent Portfolio, and RITA shall not acquire any rights whatsoever in or to the RTC RF Ablation Patent Portfolio except as expressly provided in this Agreement. Further, RITA shall not utilize the RTC RF Ablation Patent Portfolio for any purpose whatsoever, except as expressly authorized herein. RTC reserves all rights and licenses to the RTC RF Ablation Patent Portfolio not expressly granted to RITA hereunder.

5.4 Reservation of Rights by Kansas and BSC. RITA hereby acknowledges and agrees that Kansas and BSC are and shall remain, respectively, the owner and exclusive licensee (subject to certain field of use limitations), of all rights, title and interests in and to the Malone Patent Portfolio, and RITA shall not acquire any rights whatsoever in or to the Malone Patent Portfolio except as expressly provided in this Agreement. Further, RITA shall not utilize the Malone Patent Portfolio for any purpose whatsoever, except as expressly authorized herein. Kansas and BSC reserve all rights and licenses to the Malone Patent Portfolio not expressly granted to RITA hereunder.

5.5 Reservation of Rights by Scimed. RITA hereby acknowledges and agrees that Scimed is and shall remain the owner of all rights, title and interests in and to the LaFontaine Patent Portfolio, and RITA shall not acquire any rights whatsoever in or to any of the LaFontaine Patent Portfolio except as expressly provided in this Agreement. Further, RITA shall not utilize any of the LaFontaine Patent Portfolio for any purpose whatsoever, except as expressly authorized herein. Scimed reserves all rights and licenses to the LaFontaine Patent Portfolio not expressly granted to RITA hereunder.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

5.6 Patent Prosecution, Maintenance and Enforcement. Subject to the terms and conditions of this Agreement, each Party reserves the right, in such Party’s sole discretion, to prepare, file, prosecute, maintain and enforce in the Licensed Territories patents and patent applications with respect to such Party’s own Patent Portfolio.

5.7 No Challenge Covenant by RITA. Except in connection with patent interference proceedings originating in the United States Patent and Trademark Office with respect to patents or patent applications within the subject Patent Portfolio, RITA covenants and agrees that RITA shall not, and shall cause its Affiliates not to, directly or indirectly, challenge or assist any other Person to challenge, the validity or enforceability of the patents or patent applications within the LeVeen, Malone, or RTC RF Ablation Patent Portfolios that are subject to the licenses or covenants of this Agreement; provided that RITA (and its Affiliates) may challenge, or assist any other Person to challenge, the validity or enforceability of any patent asserted against RITA (or its Affiliates) in an infringement action brought by another Party against RITA (or its Affiliates).

5.8 No Challenge Covenant by BSC. Except in connection with patent interference proceedings originating in the United States Patent and Trademark Office with respect to patents or patent applications within the subject Patent Portfolio, BSC covenants and agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, challenge or assist any other Person to challenge, the validity or enforceability of the patents or patent applications within the RITA Patent Portfolios of RITA that are subject to the licenses or covenants of this Agreement; provided that BSC (and its Affiliates) may challenge, or assist any other Person to challenge, the validity or

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

enforceability of any patent asserted against BSC (or its Affiliates) in an infringement action brought by RITA against BSC (or its Affiliates).

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties by RITA. RITA hereby represents and warrants to each of the other Parties that:

(a) it owns or has the right to grant the licenses, rights and immunities from suit granted herein under the RITA Patent Portfolio and the RITA Infusion Claims;

(b) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(c) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

6.2 Representations and Warranties by Nebraska. Nebraska hereby represents and warrants to RITA that:

(a) it owns or has the right to grant the licenses, rights and immunities from suit granted herein under the LeVeen Patent Portfolio;

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

(b) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(c) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

6.3 Representations and Warranties by RTC. RTC hereby represents and warrants to RITA that:

(a) it has the right to grant the licenses, rights and immunities from suit granted herein under the LeVeen Patent Portfolio;

(b) it owns or has the right to grant the licenses, rights and immunities from suit granted herein under the RTC RF Ablation Patent Portfolio;

(c) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(d) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

6.4 Representations and Warranties by Kansas. Kansas hereby represents and warrants to RITA that:

(a) it owns or has the right to grant the licenses, rights and immunities from suit granted herein under the Malone Patent Portfolio;

(b) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(c) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

6.5 Representations and Warranties by BSC. BSC hereby represents and warrants to RITA that:

(a) it has the right to grant the licenses, rights and immunities from suit granted herein under the Malone Patent Portfolio;

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

(b) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(c) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

6.6 Representations and Warranties by Scimed. Scimed hereby represents and warrants to RITA that:

(a) it owns or has the right to grant the licenses, rights and immunities from suit granted herein under the LaFontaine Patent Portfolio;

(b) it has full power to enter into this Agreement, and that the individual executing this Agreement on its behalf is fully empowered to bind it and duly authorized to enter into this Agreement; and

(c) as of the Effective Date it has not assigned or otherwise transferred or subrogated any interest in any of its claims that are the subject of this Agreement, whether voluntarily, involuntarily or by operation of law, and that it is fully entitled to give a full and complete release of all claims and demands under the Actions in accordance with the terms of this Agreement.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

6.7 Disclaimer. Nothing in this Agreement nor in the grants of licenses hereunder shall be construed as:

(a) a warranty or representation by any Party as to the validity or scope of any patent within such Party’s subject Patent Portfolio;

(b) a warranty or representation by any Party that anything made, have made, used, imported, offered for sale, sold or otherwise disposed of under or pursuant to this Agreement, or any other conduct, is or will be free from infringement of patents, intellectual property or other rights of any Third Person;

(c) a requirement that any Party shall file any patent application, secure any patent or maintain any patent in force;

(d) an obligation to bring or prosecute any action or suit against any Third Person for infringement of the patents within such Party’s subject Patent Portfolio or otherwise;

(e) an obligation to furnish any manufacturing or technological information;

(f) conferring the right to use in advertising, publicity or otherwise any trademark, service mark or trade name of any Party;

(g) a warranty, representation or guaranty by any Party with respect to the performance or failure of performance of any Product or Method by reason of its utilization or embodiment of any invention covered by a Claim of any of the patents

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

within such Party’s subject Patent Portfolio or otherwise, including, without limitation, that any Product or Method will not result in safety or health hazards to purchasers, users, patients or workers, and such Party does not warrant, represent or guarantee against any health or safety hazards; or

(h) except as expressly provided herein, granting by implication, estoppel or otherwise, any licenses or rights under patents of a Party (including any New Patents), or with respect to which such Party may have any rights, other than the patents within such Party’s subject Patent Portfolio as provided herein.

7. SUCCESSORS AND ASSIGNS

7.1 Successors and Assigns. This Agreement includes licenses of intellectual property for the purposes of § 365(n) of the U.S. Bankruptcy Code. This Agreement shall bind and inure to the benefit of each of the Original Parties and their respective permitted successors and permitted assigns, and their respective Affiliates, and each of them. Affiliates of each Original Party and of its respective permitted successors and permitted assigns are intended third party beneficiaries of this Agreement to the extent expressly provided herein.

7.2 Assignability. This Agreement, and the respective rights and obligations of the Original Parties under this Agreement, shall be freely assignable or transferable, by merger, operation of law or in any other manner, by each of the Original Parties, only if assigned or transferred in whole, as part of an assignment or transfer of such Original Party’s entire business or operations, or entire interests in the Field, provided that such

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

assigning or transferring Original Party shall retain no rights under this Agreement and the assignee or transferee of such Original Party assumes in writing the obligations of such Original Party under this Agreement. Notwithstanding anything else in this Section 7.2, BSC and its Affiliates, and RITA and its Affiliates, acknowledge and agree that, with regard to the assignment or transfer of this Agreement and their respective rights and obligations under this Agreement as a whole, this Agreement and such rights and obligations may only be so transferred by BSC and its Affiliates or by RITA and its Affiliates if and to the extent that each of BSC and its Affiliates or each of RITA and its Affiliates assigns or transfers all of their respective rights and obligations hereunder concurrently and collectively to the same assignee or transferee, as applicable.

7.3 Partial Assignments by Sub-Field. In addition to, and without limiting the rights and obligations of the Parties under Section 7.2, this Agreement, and any rights and licenses hereunder, may be assigned or transferred, by merger, operation of law or in any other manner, to any Person, in part, by BSC and its Affiliates or by RITA and its Affiliates (the “Assigning Party”) within and as pertaining to any Sub-Field, only if transferred or assigned as part of an assignment or transfer of such Assigning Party’s entire business, operations and interests in such Sub-Field; provided that (i) such Assigning Party shall retain no rights under this Agreement with respect to such Sub-Field and the assignee or transferee of such Assigning Party assumes in writing the obligations of the Assigning Party under this Agreement with respect to the Sub-Field rights so assigned or transferred, and (ii) for any assignment or transfer of this Agreement with respect to a Sub-Field hereunder by either BSC and its Affiliates or by RITA and its

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Affiliates, all of BSC and its Affiliates or all of RITA and its Affiliates, as applicable, shall collectively be deemed to be the “Assigning Party” hereunder and the restrictions set forth in (i) above shall apply equally to all of BSC and its Affiliates or to all of RITA and its Affiliates, as applicable. Notwithstanding any other provision of this Agreement, such Sub-Field assignee or transferee shall have no obligations to any other Party outside the scope of the assigned or transferred Sub-Field, and the other Parties shall have no obligations to such assignee or transferee outside the scope of the assigned or transferred Sub-Field.

7.4 Conditions on Assignment. The Parties agree that, in the event that any Original Party or Assigning Party makes a permitted assignment or permitted transfer of its rights or licenses under this Agreement within the Field, or any Sub-Field, as applicable, pursuant to the terms and conditions of Sections 7.2 or 7.3, the benefit of (i) all applicable licenses granted to such assigning or transferring Original Party or Assigning Party under Section 2, and (ii) all applicable releases and covenants not to sue in favor of such assigning or transferring Original Party or Assigning Party under Sections 4.1, 4.2, 4.3, 4.5, 4.6, and/or 4.7 (as applicable), shall extend to such Original Party’s or Assigning Party’s permitted assignee or permitted transferee (for purposes of this Section and Sections 7.5 and 7.6, an “Assignee”), solely to the extent of the activities of such Assignee in the Field or applicable Sub-Field including, without limitation, any Products of the Original Party or Assigning Party, as applicable, that are within the Field or applicable Sub-Field and in existence at the time of the applicable assignment or transfer and any successor Products based upon and substantially utilizing the functional

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

design of such Products (collectively, the “Assigned Products”); provided, however, that such licenses, releases and covenants not to sue shall not extend to any Products of such Assignee as of the date of such permitted assignment or permitted transfer (“Assignee Existing Products”), or to any subsequent Products of such Assignee that are substantially similar to the Assignee Existing Products in material aspects other than Assigned Products. Notwithstanding the foregoing, the Parties further agree that no such Assignee shall retain or be entitled to rely upon the benefit of the releases and covenants not to sue set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6, and/or 4.7 (as applicable) if such Assignee initiates any infringement action within the Field, or Sub-Field as applicable, against any Original Party or Assigning Party (or any Affiliate or Assignee thereof) having any rights pursuant to this Agreement. Subject to the foregoing, it is understood that the releases and covenants not to sue set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6, and 4.7 shall apply only to the Original Parties and the RITA Releasees and BSC Releasees as expressly described in such Sections, and to Assignees of the Original Parties and Assigning Parties as expressly described in this Section 7.4, and do not relieve any other Person from any liability.

7.5 No Other Assignments. Subject only to the provisions of Section 7.2 and Section 7.3, no Party, nor any of their respective permitted successors or permitted assigns, except as expressly set forth herein, may assign or otherwise transfer any part of its rights or licenses hereunder, nor delegate any part of its duties hereunder, whether by merger, operation of law or in any other manner, without the written consent of each of the other Parties, provided however, that notwithstanding the foregoing, each of the

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Original Parties may assign or transfer, by merger, operation of law or in any other manner, its rights and licenses and delegate its duties under this Agreement, in whole or in part, to any of its Affiliates controlled by such Original Party without the prior written consent of the other Parties, so long as such Affiliate assumes in writing the obligations of such Original Party under this Agreement. Original Parties and subsequent Assignees shall receive written notice from the Assigning Party within 30 days of any assignment, transfer or delegation undertaken in accordance with Section 7. Any purported assignment, transfer or delegation not strictly in compliance with the terms and conditions of this Section 7 shall be void and of no effect.

7.6 Effect of Assignment. Except as otherwise provided below in this Section 7.6, any permitted assignment, transfer or delegation of this Agreement, or any rights, licenses or duties hereunder, by any Party in accordance with the terms of this Section 7 shall not relieve or release such Party from any of its duties or obligations under this Agreement. However, with respect to any obligation to pay royalties to RITA pursuant to Section 3.3, the assigning or transferring Party(ies) shall be relieved and released from any such obligations incurred by the Assignee after the assignment or transfer, provided that such Assignee assumes in writing the obligations of such Party under this Agreement. Each and every permitted successor and permitted assign to the interests of any Party to this Agreement shall hold such interests subject to the terms, conditions and provisions of this Agreement. Each Party to this Agreement shall require any subsequent transferee or owner of an patent rights included within its subject Patent

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Portfolio to take such patent rights subject to the terms, conditions and provisions of this Agreement.

8. DISMISSAL WITH PREJUDICE

Within 20 days after the Effective Date, each Party shall respectively dismiss with prejudice all causes of action, counts, claims for relief and allegations asserted against any other Party in the Actions, by filing an appropriate Stipulation of Dismissal in the form attached hereto as Exhibit G, with appropriate insertions; provided, however, that with respect to the European Appeal and Opposition, RTC will instead withdraw its appeal.

9. TERM

Each respective license grant set forth in Section 2 shall commence as of the Effective Date and continue until the expiration of the last-to-expire of all of the Claims of the respective subject Patent Portfolio licensed therein. Except as otherwise specifically provided with respect to particular covenants or provisions, this Agreement shall commence as of the Effective Date and continue in perpetuity.

10. DISCLOSURE

Each Party agrees that it shall not issue any press statement relating to or referring to this Agreement, the Actions or the activities contemplated by this Agreement, prior to the execution of this Agreement by the Original Parties. In the event that BSC (and its Affiliates) or RITA (and its Affiliates) issues any press statement thereafter, the first such

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

statement issued by such Party shall be in the approved form attached as Exhibit H-1 for BSC (and its Affiliates) and Exhibit H-2 for RITA (and its Affiliates). Each of Kansas and Nebraska may, in their sole discretion, issue press statements relating to or referring to this Agreement, the Actions or the activities contemplated by this Agreement subject to the prior written consent of RITA and BSC such consent not to be unreasonably withheld. Subject to Section 11 and without limiting the foregoing, each Party further undertakes and agrees that any and all future statements made by such Party, or its respective Affiliates, to the public, the media or to business associates, shall be entirely consistent with the press statement set forth in Exhibit H.

11. NONDISCLOSURE AND LIMITED USE

Except as otherwise provided in Section 10 above, the Parties agree that the specific terms and conditions of this Agreement and all information and materials exchanged between the Parties pursuant to this Agreement are confidential and will be treated with the same care as other confidential information held by the Parties, and in any event no less than a reasonable degree of care, and not used for any purpose other than to carry out the activities contemplated by this Agreement. Nevertheless, all Parties acknowledge that any Party may disclose the specific terms and conditions of this Agreement to attorneys, financial advisors, insurance carriers and similar professionals working with such Party, including outside insurance counsel, under binding obligations of confidentiality, and as required to comply with binding orders of governmental entities that have jurisdiction over such Party, provided that, in the event of such an order, the disclosing Party (i) whenever possible, shall give the other Parties written notice

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

sufficient to allow each other Party an opportunity to seek a protective order or other appropriate remedy; (ii) will disclose only such information as is required by the governmental entity, and (iii) will use commercially reasonable efforts to obtain confidential treatment for the portions disclosed and to enforce such confidential treatment terms. Furthermore, nothing in this Agreement shall prevent any Party from (a) disclosing information required to be disclosed by federal or state securities laws, or (b) filing a copy of this Agreement with the United States Patent and Trademark Office in accordance with 35 U.S.C. 135(c), provided that such Party filing the same shall request that the filed copy be kept separate from the file of the interference and made available only to government agencies on written request, or to any Person on a showing of good cause as contemplated in 35 U.S.C. 135(c). This confidentially provision shall in all other respects continue to be in force for all Parties even if a disclosure of the Agreement’s terms is required.

12. DISPUTE RESOLUTION

12.1 Mediation. If a dispute arises out of, relates to or concerns the Parties’ licenses, rights or obligations under this Agreement, the Parties will use good faith efforts, including if agreeable to the Parties the use of a third party mediator, to resolve the dispute in a timely and mutually acceptable fashion without recourse to judicial remedies. Nothing contained herein shall prohibit a Party from resorting to the remedies provided for in Sections 12.2 and 12.3 in the event disputes are not resolved in a timely manner or to the satisfaction of all Parties. Each Party shall be responsible for its costs

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

and expenses incurred as a result of any mediation. The Parties participating in the mediation shall share equally in the costs and expenses incurred by the mediator.

12.2 Infringement Matters. Without limiting the provisions of Section 12.1, in the event that any Party (the “Claimant”) makes any allegation or claim of infringement of a Claim in the Field against any other Party, the Claimant shall provide written notification of such allegation or claim to the other Party at least ninety (90) days prior to filing any complaint relating thereto. For a period of ninety (90) days after the receipt of such written notice by the other Party, the parties agree to use good faith efforts to resolve such allegation or claim in accordance with the provisions of Section 12.1 without resort to judicial remedies. If such allegation or claim is not thereby resolved, after complying with the foregoing requirements, the Claimant may file a complaint only in the United States District Court for the Northern District of California. Each Party hereby consents to the exclusive jurisdiction of the said District Court in regard to any such allegation or claim.

12.3 Arbitration. Any claims or disputes arising out of, relating to or otherwise concerning the Parties’ obligations under this Agreement which are not resolved in accordance with Section 12.1 shall be submitted to binding arbitration in accordance with the terms and conditions for arbitration set forth in Exhibit I; provided, however, that any claims or disputes arising under Title 35, United States Code, shall not be subject to such arbitration and shall be resolved pursuant to Section 12.2 above. Such arbitration shall be conducted in San Francisco, California.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

13. GENERAL PROVISIONS

13.1 Choice of Law. This Agreement shall be interpreted, enforced and governed under the laws of the State of California, except that its conflicts of law rules shall not apply.

13.2 Interpretation. This Agreement shall be given a fair and reasonable construction in accordance with the intent of the Parties and without regard to which Party may have drafted it. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

13.3 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then all Parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void. Further, this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same intended objective. The remainder of this Agreement shall not be affected by such illegal, unenforceable or void provision and each provision not so affected shall be enforced to the full extent permitted by law.

13.4 Modification and Waiver. This Agreement may be modified only by an instrument in writing signed by all of the Parties. No waiver of the enforcement of any

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

provision of this Agreement shall be effective unless in writing signed by the waiving Party nor shall it be deemed a continuing waiver.

13.5 Further Acts. Each Party shall do, or cause to be done, all such further acts, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further documentation as any other Party reasonably requires to carry out the purposes of this Agreement.

13.6 Performance by Affiliates. To the extent that any term or provision of this Agreement contemplates, permits or requires performance by any Affiliate of a Party, such Party shall cause such Affiliate to perform each and every obligation of such Party under this Agreement in accordance with the terms and conditions hereof.

13.7 Acknowledgment. Each Party acknowledges that it knows and understands the contents of this Agreement and has been represented by counsel of its choice in connection with this Agreement, and has executed this Agreement voluntarily.

13.8 Counterparts. This Agreement may be executed in counterparts and by facsimile transmission of such counterparts, all of which taken together shall constitute one agreement binding upon the Parties. This Agreement shall become effective, as of the Effective Date, upon the execution of a counterpart hereof by each of the Parties hereto.

13.9 Differences in Fact or Law. Each Party agrees that if the facts or law with respect to this Agreement are found hereafter to be different from the facts or law

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

now believed by it to be true, it expressly assumes the risk of such possible difference of fact or law, and it agrees that this Agreement shall remain in full force and effect notwithstanding such difference in fact or law.

13.10 Taxes. In the event that any sales or use taxes or other charges, if any, may be imposed by any government taxing authority on the amounts paid by any Party to any other Party under this Agreement, all such taxes and charges shall be borne and paid by the Party receiving the underlying payment. Where any Party is required to pay taxes or charges for the account of another Party, such Party may withhold such taxes or charges from the amounts paid to the other Party under this Agreement and shall deliver to the other Party true copies of the receipts and returns covering all such payments.

13.11 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, and supersedes, merges and replaces all prior negotiations, offers, representations, warranties, assurances and agreements of any kind, written or oral. The recitals set forth in this Agreement and the exhibits attached hereto are hereby incorporated into this Agreement and made a part hereof.

14. DISCLAIMER OF CONSEQUENTIAL DAMAGES

IN NO EVENT SHALL ANY PARTY OR ITS RESPECTIVE AFFILIATES BE LIABLE OR RESPONSIBLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATING TO ANY BREACH OF OR DEFAULT UNDER THIS AGREEMENT.

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

Radio Therapeutics Corporation		Rita Medical Systems, Inc.

By:	/s/ Larry Knopf	By:	/s/ Barry Cheskin

Name:	Larry Knopf	Name:	Barry Cheskin

Title:	Vice President – Legal and Secretary	Title:	President and Chief Executive Officer

Boston Scientific Corporation

By:	/s/ Stephen F. Moreci

Name:	Stephen F. Moreci

Title:	Senior Vice President and Group President, Endosurgery

***Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Scimed Life Systems, Inc.

By:	/s/ Larry Knopf

Name:	Larry Knopf

Title:	Assistant Secretary

Board of Regents of the University of Nebraska

By:	/s/ Donald S. Leuenberger

Name:	Donald S. Leuenberger

Title:	Vice Chancellor for Business and Finance

UneMed Corporation

By:	/s/ Richard A. Spellman

Name:	Richard A. Spellman

Title:	Chairman of the Board

University of Kansas d/b/a University of Kansas Medical Center

By:	/s/ Donald F. Hagen, MD

Name:	Donald F. Hagen, MD

Title:	Executive Vice Chancellor

University of Kansas Medical Center Research Institute, Inc.

By:	/s/ Thomas Noffsinger Ph.D.

Name:	Thomas Noffsinger Ph.D.

Title:	Executive Director

Exhibit A

LaFontaine Patent Portfolio

U.S. Patent No. 5,584,872

U.S. Patent No. 5,676,693

U.S. Patent No. 5,902,328

U.S. Patent No. 6,068,653

U.S. Patent No. 6,168,594

Exhibit B

LeVeen Patent Portfolio

U.S. Patent No. 5,827,276

U.S. Patent No. 5,855,576

U.S. Patent No. 5,868,740

U.S. Patent No. 6,454,765

U.S. Patent No. 6,468,273

Exhibit C

Malone Patent Portfolio

U.S. Patent No. RE. 35,330

Exhibit D

RITA Patent Portfolio

U.S. Patent No. 5,458,597	U.S. Patent No. 5,913,855

U.S. Patent No. 5,472,441	U.S. Patent No. 5,925,042

U.S. Patent No. 5,486,161	U.S. Patent No. 5,928,229

U.S. Patent No. 5,507,743	U.S. Patent No. 5,935,123

U.S. Patent No. 5,536,267	U.S. Patent No. 5,951,547

U.S. Patent No. 5,599,345	U.S. Patent No. 5,980,517

U.S. Patent No. 5,599,346	U.S. Patent No. 6,053,937

U.S. Patent No. 5,672,173	U.S. Patent No. 6,059,780

U.S. Patent No. 5,672,174	U.S. Patent No. 6,071,280

U.S. Patent No. 5,683,384	U.S. Patent No. 6,080,150

U.S. Patent No. 5,728,143	U.S. Patent No. 6,090,105

U.S. Patent No. 5,735, 847	U.S. Patent No. 6,132,425

U.S. Patent No. 5,741,225	U.S. Patent No. 6,235,023

U.S. Patent No. 5,782,827	U.S. Patent No. 6,330,478

U.S. Patent No. 5,800,484	U.S. Patent No. 6,471,698

U.S. Patent No. 5,810,804	U.S. Patent No. 6,500,175

U.S. Patent No. 5,863,290

Exhibit E

RTC RF Ablation Patent Portfolio

U.S. Patent No. 5,709,224

U.S. Patent No. 5,817,092

U.S. Patent No. 5,954,717

U.S. Patent No. 6,050,992

U.S. Patent No. 6,077,261

U.S. Patent No. 6,080,149

U.S. Patent No. 6,212,433

U.S. Patent No. 6,270,495

U.S. Patent No. 6,337,998

U.S. Patent No. 6,358,246

U.S. Patent No. 6,379,353

U.S. Patent No. 6,470,218

U.S. Patent No. 6,471,695

Exhibit F

Payment Wiring Instructions

University of Kansas

[***]

University of Nebraska

[***]

Exhibit G

Form of Stipulation of Dismissal

Exhibit H

Approved Press Statements

H-1 – Press Statement of BSC (and its Affiliates)

Boston Scientific Announces Settlement of Patent Disputes with Rita Medical Systems

Boston Scientific Corporation (NYSE:BSX) today announced that it has settled all pending patent disputes with Rita Medical Systems, Inc (Nasdaq:RITA). The patent disputes involved technologies used for the reduction of tumors using radiofrequency energy. The parties have agreed to cross-license certain intellectual property and Rita Medical Systems will pay a one-time royalty fee to both the University of Kansas and the University of Nebraska, the licensors of certain patents to Boston Scientific. In addition, Boston Scientific acquired a royalty-bearing license to Rita Medical Systems’ infusion technology for future products.

H-2 – Press Statement of RITA (and its Affiliates)

RITA Medical Systems And Boston Scientific Settle Patent Dispute

MOUNTAIN VIEW, CA (April XX, 2003) . . .. RITA Medical Systems, Inc. (Nasdaq:RITA) announced today that it had signed a definitive agreement with Boston Scientific Corporation (NYSE:BSX) and its affiliates to settle all outstanding patent disputes involving the two companies. The agreement includes a series of licenses and sub-licenses. Not included in the licenses is RITA’s proprietary temperature control technology.

Under the terms of the agreement, RITA will make a one time payment of $2.65 million to the Universities of Kansas and Nebraska, who are the licensors of several of the disputed patents. In addition, RITA agreed to license to Boston Scientific, on a royalty-bearing basis, its infusion technology for future products. Boston Scientific will not market or sell products utilizing the infusion license until 18 months after the date of the agreement.

“It is with great pleasure that we put the expense, distraction and uncertainty of our patent dispute with Boston Scientific behind us,” said RITA Medical Systems President and Chief Executive Officer Barry Cheskin. “We look forward to focusing our energies and resources instead on developing the large potential market for radiofrequency ablation of tumors.”

Cheskin noted that the total legal expenses associated with the dispute would otherwise have been expected to be around $4-5 million in 2003 alone.

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Exhibit I

Arbitration

The Parties have entered into these terms and conditions for arbitration (the “Arbitration Terms”) to provide for arbitration of disputes as set forth in the Agreement. The Parties intend and agree that any such arbitration(s) shall be in the nature of a judicial proceeding, except as provided herein, that the dispute shall be resolved by an arbitration panel composed of three arbitrators (the “Arbitrators”) with technical expertise in patent law and technology licensing, to be selected as provided in these Arbitration Terms. The Parties recognize that there may be multiple disputes subject to these Arbitration Terms, and to the extent that they arise at different times, there may be multiple, separate arbitrations.

1.	Location and Applicable Law. The arbitration, including the final hearing (the “Final Hearing,” as described in paragraph 9), shall be conducted in English in San Francisco, California unless otherwise agreed in writing by the parties to such arbitration. The applicable law shall be the laws of the State of California, except that California’s conflicts of law rules shall not apply.

2.

Rules Applicable to the Arbitration. Except as otherwise provided in these Arbitration Terms, the arbitration shall be administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (the “Rules”) and such Rules are hereby incorporated into these Arbitration Terms. To the extent a specific provision of the Arbitration Terms conflicts with a provision of the Rules, the specific provision of these Arbitration Terms shall control.

3.	Notice. The demand setting forth notice of its intention to arbitrate or the written submission to arbitrate, as described in the Rules (the “Demand”), shall be submitted by a Party seeking arbitration (the “Claimant”) simultaneously to both the AAA and the respondent(s) in the arbitration (the “Respondents”). The addresses of the Parties for purposes of delivering the Demand are as follows:

Rita Medical Systems, Inc.

967 North Shoreline Boulevard

Mountain View, California 94043

Attention: Barry Cheskin

RadioTherapeutics Corporation

One Boston Scientific Place

Natick, Massachusetts 01760

Attention: Scott Bluni, Esq.

Boston Scientific Corporation

One Boston Scientific Place

Natick, Massachusetts 01760

Attention: Scott Bluni, Esq.

Scimed Life Systems, Inc.

One Boston Scientific Place

Natick, Massachusetts 01760

Attention: Scott Bluni, Esq.

Board of Regents of the University of Nebraska

c/o UNMC Intellectual Property Office

986099 Nebraska Medical Center

Omaha, Nebraska 68198-6099

Attention: Leonard Agneta, Esq.

UneMed Corporation

c/o UNMC Intellectual Property Office

986099 Nebraska Medical Center

Omaha, Nebraska 68198-6099

Attention: Leonard Agneta, Esq.

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University of Kansas d/b/a University of Kansas Medical Center

1450 Jayhawk Boulevard

245 Strong Hall

Lawrence, Kansas 66045

Attention: James P. Pottorff, Esq.

University of Kansas Medical Center Research Institute, Inc.

3901 Rainbow Boulevard,

Mailstop 1039

Kansas City, Kansas 66160

Attention: Jane E. Rosenthal, Esq.

4.

The Arbitrators. Any proposed Arbitrator must, prior to appointment as Arbitrator, certify that he/she has read these Arbitration Terms and agrees to be bound by all of the provisions set forth herein, including, but not limited to, any time limitations set forth in these Arbitration Terms. Each of the Arbitrators shall have knowledge of patent law and patent licensing and (i) must not currently be, or have been within the past five years, a shareholder of any Party or an Affiliate of any Party; (ii) must not have, or had at any time, a business relationship with a Party; (iii) must not currently be, or have been at any time, an employee or director of a Party and (iv) must not represent, or have represented at any time, a Party; unless the other Parties waive each of these objections. Subject to the foregoing, the Arbitrators will be chosen by the Parties within thirty (30) calendar days after submission of the Demand to the Respondent and the AAA. The arbitration panel shall be composed of three Arbitrators, one of whom shall be selected by RITA, one of whom shall be selected by the other Party (or Parties) to the dispute and the third of whom shall be a neutral arbitrator selected by the other two so selected. If both or either of RITA and the other Party (or Parties) fails to select an arbitrator or arbitrators within such thirty (30) day period, or if

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the two arbitrators fail to select a third neutral arbitrator within fourteen (14) calendar days after their appointment, then the Arbitrators will be chosen pursuant to the procedures set forth in the Rules for the appointment from the National Panel of Commercial Arbitrators (the “Panel”) within thirty (30) calendar days of submission to the AAA by a Party of a request for appointment of an arbitrator or arbitrators. If during the course of the arbitration, any of the Arbitrators initially selected in accordance with the foregoing procedures dies or becomes otherwise unavailable to serve as Arbitrator, a substitute Arbitrator shall be chosen from the Panel pursuant to the procedures set forth in the Rules.

5.	Powers of the Arbitrators. The Arbitrators shall: (1) have the right to choose one or more advisors, including an expert on technology, technology licensing, legal counsel (if none of the Arbitrators are a lawyer or judge) and/or an expert in any other area that the Arbitrators deem necessary to assist them in the arbitration; (2) have the power to order any discovery the Arbitrators deem necessary and to issue sanctions, including costs, attorneys’ fees or monetary penalties, for failure to comply with such orders or for failure to comply with the rules set forth in these Arbitration Terms; and (3) have the right to make interim, interlocutory or partial awards or take whatever other interim measures are necessary, including issuing injunctive relief and taking other measures for the preservation, protection, conservation or disposal of any property or things under the control of a Party.

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6.	Initial Scheduling Conference. Within ten (10) calendar days after submission of the Respondent’s response to the Demand as described in the Rules (the “Answering Statement”) or if the Arbitrators have not been chosen by that date, within ten (10) calendar days after selection of the Arbitrators, the Arbitrators shall hold a conference, which may be conducted telephonically, at which the Arbitrators shall (1) fix the timetable for submissions and discovery; (2) set the time and place for hearings; (3) determine any procedures to be followed in the arbitration that have not already been provided for in these Arbitration Terms; and (4) discuss any other preliminary issues the Arbitrators or the Parties wish to raise.

7.	Discovery. Discovery in the arbitration shall consist of exchanges of documents and depositions and shall be completed within 120 calendar days after submission to Claimant of the Answering Statement. Except as provided herein, the Parties shall be entitled to take all discovery, including third-party discovery, permitted under Rules 26, 27, 28, 29, 30, 34, 37 and 45 of the Federal Rules of Civil Procedure, and shall have the same obligations as under the Federal Rules of Civil Procedure. The Arbitrators shall have the same powers with respect to discovery, including the power to order sanctions, as under the Federal Rules of Civil Procedure, including Rule 37 — except as specifically provided for below.

(a) Documents - In the exchanges of documents, each Party shall produce all documents, not privileged, that are relevant to the factual issues in the case, including all documents relevant to the matter(s) specified in the Demand,

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Answering Statement, and counterclaim (“Counterclaim”), if any, and all documents that it intends to rely upon in the arbitration. Documents not disclosed during discovery shall not be subject to use in subsequent submissions or hearings, except upon consent of the Parties or where the Arbitrators determine that such use is justified.

(b) Depositions - Each Party shall, at the request of the other Party, produce for deposition up to six (6) employees possessing information relevant to the factual issues in the arbitration. Each Party will also be entitled to depose up to three (3) third-party witnesses and any expert witnesses designated to testify at the hearing. In addition, during the thirty (30) calendar days prior to the Final Hearing, each Party shall have the right to depose any witness identified in the pre-hearing list of witnesses identified in paragraph 10 herein who was not previously deposed by that Party during the discovery period. The Arbitrators may permit further depositions if the Arbitrators determine in their discretion that additional depositions are necessary. Depositions shall be no longer than one 8-hour day, except that each Party may designate two persons whose depositions may be up to two 8-hour days long.

(c) Third Parties - The Parties agree that third-party discovery shall be permitted and conducted to the same extent as under the Federal Rules of Civil Procedure. The Parties are required to use their best efforts to ensure that third-parties with information relevant to the factual issues in the arbitration, including any matter(s) specified in the Demand, Answering Statement and any

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Counterclaim, if any, provide the Arbitrators with any documents or testimony the Arbitrators may request.

(d) Sanctions - The Arbitrators shall be authorized to take one or more of the following actions with respect to a Party that has either improperly refused to respond to a proper discovery request, responded to such request in an untimely fashion, or otherwise engaged in discovery abuse or serious violations of the rules of the proceeding: (1) draw adverse interferences against the offending Party concerning facts in issue relating to such discovery ; (2) preclude the offending Party from presenting evidence concerning such facts; (3) award costs and/or monetary penalties to the Party seeking the discovery, including attorneys’ fees; or (4) take any other actions authorized under the Federal Rules of Civil Procedure.

8.	Briefs, Witness Statements and Expert Reports. No brief or witness statement submitted during the course of the arbitration shall exceed twenty-five (25) pages in length, except that thirty (30) calendar days after the conclusion of the hearing, each Party may submit to the other and to the Arbitrators a post-hearing brief no longer than 50 pages. Sixty (60) calendar days prior to the Final Hearing, the Parties shall submit expert witness reports in the same format required by the Federal Rules of Civil Procedure for each expert witness the Party plans to call at the Final Hearing.

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9.	The Final Hearing. The Final Hearing will be no longer than ten (10) business days, and shall be completed within a period of one month, unless the Arbitrators determine that a longer hearing and/or completion period is necessary.

At the Final Hearing, each Party shall be entitled to make opening and closing statements and to conduct direct examination, cross-examination and re-direct examination of fact and expert witnesses.

Forty-five (45) calendar days before the hearing, each Party participating in the arbitration will submit to each other and to the Arbitrators: (1) a list identifying all fact and expert witnesses that it intends to examine at the Final Hearing as part of its case-in-chief and; and (2) copies of all exhibits that the Party intends to introduce at the hearing. All fact and expert witnesses disclosed in a Party’s list who have not previously been deposed by the other Party can be deposed prior to the Final Hearing.

10.	Award. The award shall consist of a writing setting forth the legal and factual bases of the Arbitrators’ decision and shall be rendered no more than one year after service of the Demand.

11.	Damages. The Arbitrators shall have the power to award all actual damages suffered by an aggrieved Party.

12.

Interest; Costs of Enforcement. The Arbitrators shall award to the prevailing Party on any claim, as determined by the Arbitrators, interest on any damages incurred for breach or other violation of these Arbitration Terms from the date of

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award until paid in full, at the prevailing statutory rate of interest under the laws of the State of California. Any costs, fees or taxes incident to enforcing an award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement.

13.	Confidentiality of Proceedings. The arbitration proceeding will be confidential and the Arbitrators will issue appropriate protective orders to safeguard each Parties’ confidential information. Except as required by law, no Party will disclose (or instruct the Arbitrators to disclose) to any non-participants in the arbitration the fact, conduct or outcome of the arbitration without the prior written consent of each other Party to such arbitration. The existence of any dispute submitted to arbitration, and the award of the Arbitrators will be kept in confidence by the Parties and the Arbitrators, except as required in connection with the enforcement of such award or as otherwise required by applicable law. Any Party who fails to observe the confidentiality restrictions in these Arbitration Terms shall be subject to the imposition of monetary sanctions by the Arbitrators.

14.	Entry of Judgment. Judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

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